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                                                                      EXHIBIT 11


               PHILLIPS & JACOBS, INCORPORATED AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)



                                                     For the 3 Months Ended                  For the Years Ended
                                                     ----------------------         --------------------------------------
                                                      3/31/94      3/31/93          12/31/93       12/31/92       12/31/91
                                                     ---------    ---------         --------       --------       --------
PRIMARY
  Average shares outstanding                           4,114        4,070             4,098          4,057          4,038
  Net effect of dilutive stock options-
    based on the treasury stock method using
    average market price                                   1           -                 -              -              -
                                                       4,115        4,070             4,098          4,057          4,038
                                                       -----        -----           -------         ------         ------
Income before cumulative effect of
  changes in accounting principles                      $914         $957            $3,399         $3,508         $3,105
                                                       -----        -----           -------         ------         ------

Per share amount                                       $0.22        $0.23             $0.83          $0.86          $0.77
                                                       -----        -----           -------         ------         ------
Cumulative effect on prior years of
  changes in accounting principles                        -       ($1,306)          ($1,306)            -              -
                                                                  -------           -------
Per share amount                                          -        ($0.32)           ($0.32)            -              -
                                                                   ------            ------

Net income (loss)                                       $914        ($349)           $2,093         $3,508         $3,105
                                                       -----        -----           -------         ------         ------

Per share amount                                       $0.22       ($0.09)            $0.51          $0.86          $0.77
                                                       -----        -----           -------         ------         ------